Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

Enlight Renewable Energy Ltd.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares, par value NIS 0.1 per share	(1)	457(o)		$	$400,000,000.00	0.000087	$34,800.00

Total Offering Amounts:							$400,000,000.00		34,800.00
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$34,800.00

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Offering Note(s)

(1)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, or the “Securities Act,” based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. This registration fee table shall be deemed to update the “U.S. Securities and Exchange Commission registration fee” under “Expenses of the Offering” in the Registration Statement on Form F-3ASR (File No. 333-296967) filed with the Securities and Exchange Commission on June 23, 2026, in accordance with Rules 456(b) and 457(r) under the Securities Act.